Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On August 6, 2020, SANUWAVE Health, Inc. (“Sanuwave”, or the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Celularity Inc. (“Celularity”) pursuant to which the Company acquired (the “Transaction”) Celularity’s UltraMIST assets (“UltraMIST”, or the “Assets”). The aggregate consideration paid for the Assets was $24,000,000, which consisted of (i) a cash payment of $18,890,000, (ii) the issuance of a convertible promissory note to Celularity in the principal amount of $4,000,000 (the “Seller Note”), and (iii) a credit of $1,110,000 for the previous payment made by the Company to Celularity pursuant to that certain letter of intent between the Company and Celularity dated June 7, 2020. The closing of the transaction occurred on August 6, 2020.

In connection with the Asset Purchase Agreement, on August 6, 2020, the Company entered into a license and marketing agreement with Celularity pursuant to which Celularity granted to the Company a license to the Celularity wound care biologic products, Biovance® and Interfyl® (the “License Agreement”). The License Agreement provides the Company with an exclusive license to use, market, distribute and sell Biovance® in the Field (as defined in the License Agreement) in the Territory (as defined in the License Agreement), and a non-exclusive license to use, market, distribute and sell Interfyl® in the Field in the Territory. The License Agreement has an initial five year term, after which it automatically renews for additional one year periods, unless either party gives written notice at least 180 days prior to the expiration of the current term.

The following tables and accompanying notes (collectively the “Pro forma Financial Statements”) present Sanuwave’s statements of income and balance sheet on a pro forma combined basis after giving effect to the Transaction. The information in the tables below under the heading “Unaudited Pro Forma Combined Statement of Income” for the six months ended June 30, 2020 and the year ended December 31, 2019 give effect to the Transaction as if it had taken place on January 1, 2019 (the “Unaudited Pro Forma Combined Statements of Income”). The information in the table below under the heading “Unaudited Pro Forma Combined Balance Sheet” as of June 30, 2020 gives effect to the Transaction as if it had taken place on June 30, 2020 (the “Unaudited Pro Forma Combined Balance Sheet”).

The pro forma adjustments are based upon currently available information and certain assumptions that Sanuwave’s management believes are reasonable. The unaudited pro forma combined financial information is presented for informational purposes only and is not intended to present or be indicative of what the results of operations or financial position would have been had the events actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial position for any future period or as of any future date. The unaudited pro forma combined financial information does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings or operating synergies that may result from the Transaction.

The historical financial information of the Company being presented in these Unaudited Pro Forma Financial Statements is derived from the Company's unaudited consolidated statement of income for the six months ended June 30, 2020, audited consolidated statement of income for the fiscal year ended December 31, 2019 and unaudited consolidated balance sheet as of June 30, 2020,which were prepared in accordance with GAAP.

The historical financial information of the Assets being presented in these Unaudited Pro Forma Financial Statements is based on the Abbreviated Statements of Assets Acquired and Abbreviated Statements of Revenues and Direct Expenses (the “Abbreviated Financial Statements”), which are in an abbreviated format and are presented in lieu of the financial information otherwise required by Rule 3-05 of Regulation S-X. The historical abbreviated financial information of the Assets is derived (“carved-out”) from Celularity’s consolidated financial statements, including the unaudited consolidated statement of income for the six months ended June 30, 2020, the audited consolidated statement of income for the year ended December 31, 2019 and the unaudited consolidated balance sheet as of June 30, 2020, which were prepared in accordance with GAAP. Note 1 to the Abbreviated Financial Statements included in Exhibit 99.1 of this Form 8-K/A provides further information regarding the basis of presentation and allocations made in the Abbreviated Financial Statements. The Abbreviated Financial Statements only reflect the assets and liabilities conveyed in the Asset Purchase Agreement, and do not purport to reflect the financial position and results of operations of the Assets had such business operated on a stand-alone basis during the periods presented.

The assumptions and estimates underlying the unaudited adjustments to the Unaudited Pro Forma Financial Statements are described in the accompanying notes, which should be read together with the Unaudited Pro Forma Financial Statements. In addition, the Unaudited Pro Forma Financial Statements should be read in conjunction with the following:

●	Sanuwave’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 30, 2020;

●	Sanuwave’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 filed with the SEC on August 14, 2020;

●	UltraMIST Product Line of Celularity’s audited abbreviated statements as of December 31, 2019 and the year ended December 31, 2019 included in Exhibit 99.1 of this Form 8-K/A; and

●
UltraMIST Product Line of Celularity’s unaudited abbreviated statements as of June 30, 2020 and December 31, 2019 (audited) and for the six months ended June 30, 2020 and 2019 included in Exhibit 99.1 of this Form 8-K/A.

The Unaudited Pro Forma Financial Statements have been prepared for illustrative purposes only and are based on assumptions and estimates considered appropriate by Sanuwave’s management. However, they do not necessarily reflect what the combined company’s financial condition or results of income would have been had the Transaction occurred on the dates set forth above, nor do they purport to be indicative of the future financial condition and results of income of the combined company. The Unaudited Pro Forma Statements of Income are not indicative of the income of the combined company going forward because the Abbreviated Financial Statements necessarily exclude various operating expenses of UltraMIST.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
For the Six Months Ended June 30, 2020
 (Unaudited)

	Sanuwave (Historical)	UltraMIST (Historical)	Transaction Accounting Adjustments	Notes		Pro Forma Combined
REVENUES
Product	$143,900	$2,972,000	$-			$3,115,900
License fees	10,000	-	-			10,000
Other revenue	77,993	-	-			77,993
TOTAL REVENUES	231,893	2,972,000	-			3,203,893

COST OF REVENUES
Product	103,740	1,106,625	(58,271)	2, 4(l	)	1,152,094
Other	11,484	-	-			11,484
TOTAL COST OF REVENUES	115,224	1,106,625	(58,271)			1,163,578

GROSS MARGIN	116,669	1,865,375	58,271			2,040,315

OPERATING EXPENSES
Research and development	551,661	-	-			551,661
Selling and marketing	1,041,001	1,370,674	944,658	2, 4(n	)	3,356,333
General and administrative	4,474,710	234,935	-			4,709,645
Depreciation and amortization	117,789	-	896,095	4(m	)	1,013,884
TOTAL OPERATING EXPENSES	6,185,161	1,605,609	1,840,753			9,631,523

OPERATING LOSS	(6,068,492)	259,766	(1,782,482)			(7,591,208)

OTHER INCOME (EXPENSE)
Interest expense	(187,673)	-	(1,384,155)	4(k	)	(1,571,828)
Interest expense, related party	(369,736)	-	-			(369,736)
Loss on foreign currency exchange	(8,267)	-	-			(8,267)
TOTAL OTHER INCOME (EXPENSE), NET	(565,676)	-	(1,384,155)			(1,949,831)

NET LOSS	(6,634,168)	259,766	(3,166,637)			(9,541,039)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	(1,923)	-	-			(1,923)
TOTAL COMPREHENSIVE LOSS	$(6,636,091)	$259,766	$(3,166,637)			$(9,542,962)

LOSS PER SHARE:
Net loss - basic and diluted	$(0.02)			4(o	)	$(0.02)

Weighted average shares outstanding - basic and diluted	297,856,870		136,641,160	4(o	)	434,498,030

See accompanying notes to the unaudited pro forma combined financial statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2019
 (Unaudited)

	Sanuwave (Historical)	UltraMIST (Historical)	Transaction Accounting Adjustments	Notes		Pro Forma Combined
REVENUES
Product	$645,169	$7,974,825	$-			$8,619,994
License fees	315,557	-	-			315,557
Other revenue	68,004	-	-			68,004
TOTAL REVENUES	1,028,730	7,974,825	-			9,003,555

COST OF REVENUES
Product	454,862	2,920,239	(196,542)	2, 4(l	)	3,178,559
Other	84,061	-	-			84,061
TOTAL COST OF REVENUES	538,923	2,920,239	(196,542)			3,262,620

GROSS MARGIN	489,807	5,054,586	196,542			5,740,935

OPERATING EXPENSES
Research and development	1,181,892	-	-			1,181,892
Selling and marketing	1,590,957	2,379,641	1,969,317	2, 4(n	)	5,939,915
General and administrative	6,440,093	462,874	-			6,902,967
Depreciation and amortization	71,213	-	1,792,189	4(m	)	1,863,402
TOTAL OPERATING EXPENSES	9,284,155	2,842,515	3,761,506			15,888,176

OPERATING LOSS	(8,794,348)	2,212,071	(3,564,964)			(10,147,241)

OTHER INCOME (EXPENSE)
Gain on warrant valuation adjustment	227,669	-	-			227,669
Interest expense	(1,147,986)	-	(3,439,859)	4(k	)	(4,587,845)
Interest expense, related party	(688,195)	-	-			(688,195)
Loss on foreign currency exchange	(26,979)	-	-			(26,979)
TOTAL OTHER INCOME (EXPENSE), NET	(1,635,491)	-	(3,439,859)			(5,075,350)

NET LOSS	(10,429,839)	2,212,071	(7,004,823)			(15,222,591)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	19,844	-	-			19,844
TOTAL COMPREHENSIVE LOSS	$(10,409,995)	$2,212,071	$(7,004,823)			$(15,202,747)

LOSS PER SHARE:
Net loss - basic and diluted	$(0.05)			4(o	)	$(0.04)

Weighted average shares outstanding - basic and diluted	203,588,106		136,641,160	4(o	)	340,229,266

See accompanying notes to the unaudited pro forma combined financial statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
June 30, 2020
 (Unaudited)

	Sanuwave (Historical)	UltraMIST (Historical)	Transaction Accounting Adjustments	Notes		Pro Forma Combined
CURRENT ASSETS
Cash and cash equivalents	$430,606	$-	$9,192,211	4(a), 4(g), 4(h), 4(i), 4(j)		$9,622,817
Accounts receivable, net of allowance for doubtful accounts	110,501	-	-			110,501
Inventory	651,344	2,011,127	(151,162)	4(b	)	2,511,309
Prepaid expenses and other current assets	227,086	-	-			227,086
TOTAL CURRENT ASSETS	1,419,537	2,011,127	9,041,049			12,471,713

PROPERTY AND EQUIPMENT, net	591,064	495,184	(58,369)	4(c	)	1,027,879

RIGHT OF USE ASSETS, net	243,251	-	248,576	4(f	)	491,827
DEPOSITS	1,110,000	-	(1,110,000)	4(a	)	-
OTHER INTANGIBLE ASSETS, net	-	-	14,443,425	4(d	)	14,443,425
GOODWILL	-	-	7,259,795	4(e	)	7,259,795
OTHER ASSETS	43,096	-	-			43,096
TOTAL ASSETS	$3,406,948	$2,506,311	$29,824,476			$35,737,735

CURRENT LIABILITIES
Accounts payable	$1,799,630	$-	$-			$1,799,630
Accrued expenses	1,221,214	-	-	4		1,221,214
Accrued employee compensation	2,010,610	-	-			2,010,610
Contract liabilities	551,755	-	-			551,755
Operating lease liability	179,524	-	59,963	4(f	)	239,487
Finance lease liability	181,371	-	-			181,371
Convertible promissory notes, related parties	705,980	-	666,763	4(i	)	1,372,743
Convertible promissory note payable	-	-	4,000,000	4(a	)	4,000,000
SBA Loans	142,514	-	(142,514)	4(i	)	-
Warrant liability	-	-	10,356,405	4(g), 4(h	)	10,356,405
Accrued interest, related parties	2,229,713	-	(2,229,713)	4(i	)	-
Line of credit, related parties	222,164	-	(222,164)	4(i	)	-
Short term notes payable	210,000	-	(210,000)	4(i	)	-
Notes payable, related parties, net	5,372,743	-	(5,149,232)	4(i	)	223,511

TOTAL CURRENT LIABILITIES	14,827,218	-	7,129,508			21,956,726

NON-CURRENT LIABILITIES
Senior promissory notes payable, net of debt issuance costs	-	-	10,296,307	4(g	)	10,296,307
Contract liabilities	53,782	-	-			53,782
SBA Loans	471,821	-	(8,349)	4(i	)	463,472
Operating lease liability	92,889	-	188,613	4(f	)	281,502
Finance lease liability	333,771	-	-			333,771
TOTAL NON-CURRENT LIABILITIES	952,263	-	10,476,571			11,428,834
TOTAL LIABILITIES	15,779,481	-	17,606,079			33,385,560

REDEEMABLE PREFERRED STOCK, SERIES C CONVERTIBLE	2,250,000	-	-			2,250,000

REDEEMABLE PREFERRED STOCK, SERIES D CONVERTIBLE	200,000	-	-			200,000

COMMON STOCK	302,119	-	141,275	4(h), 4(i	)	443,394

ADDITIONAL PAID-IN CAPITAL	117,326,629	-	16,242,287	4(h), 4(i	)	133,568,916

ACCUMULATED DEFICIT	(132,387,124)	-	(1,658,854)	4(i), 4(j	)	(134,045,978)

ACCUMULATED OTHER COMPREHENSIVE LOSS	(64,157)	-	-			(64,157)
TOTAL STOCKHOLDERS' DEFICIT	(14,822,533)	-	14,724,708			(97,825)
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' DEFICIT	$3,406,948	$-	$32,330,787			$35,737,735

See accompanying notes to the unaudited pro forma combined financial statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The Unaudited Pro Forma Financial Statements were prepared in accordance with Article 11 of Regulation S-X to illustrate the pro forma effects of the Transaction. The Company has elected to early adopt the SEC’s amendments on May 21, 2020 to the financial disclosure requirements in Regulation S-X for acquisitions and dispositions of businesses in Rules 3-05, 3-14, 8-04, 8-05, 8-06, and Article 11. The Unaudited Pro Forma Financial Statements were prepared in accordance with these amendments. See Note 2, Preliminary purchase price allocation. The Unaudited Pro Forma Combined Statements of Income for the six months ended June 30, 2020 and the year ended December 31, 2019 combine the historical consolidated statements of income of Sanuwave and the historical statements of revenues and direct expenses of UltraMIST for such periods, giving effect to (i) the Transaction as if it had taken place on January 1, 2019 and (ii) the assumptions and adjustments described in the accompanying notes to these Unaudited Pro Forma Financial Statements. The Unaudited Pro Forma Combined Balance Sheet as of June 30, 2020 combines the historical unaudited consolidated balance sheet of Sanuwave and the unaudited statement of assets acquired of UltraMIST as of June 30, 2020, giving effect to (i) the Transaction as if it had taken place on June 30, 2020 and (ii) the assumptions and adjustments described in the accompanying notes to these Unaudited Pro Forma Financial Statements. The pro forma adjustments described in the accompanying notes are (1) directly attributable to the Transaction, (2) factually supportable, and (3) with respect to the Unaudited Pro Forma Combined Statements of Income, expected to have a continuing impact on the combined results of Sanuwave and UltraMIST.

The Unaudited Pro Forma Financial Statements have been prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations, with Sanuwave treated as the accounting acquirer. As of the date of this Form 8-K/A, Sanuwave has not completed the detailed valuation procedures necessary to finalize the required estimated fair values and estimated lives of the Assets to be acquired, the estimated fair values of the liabilities to be assumed, and the related allocation of the purchase price. The fair values and purchase price allocation contained within these statements are preliminary and are based on management's estimates after initial consultations with valuation personnel and discussions with Celularity's management. The final allocation of the purchase price will be determined after completion of an analysis to determine the estimated fair value of UltraMIST's assets acquired, and associated tax adjustments. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments described in these notes to the Pro Forma Financial Statements.

Sanuwave has historically incurred net operating losses and maintained a full valuation allowance against its deferred tax assets in its historical financial information. Its deferred tax assets consist predominantly of federal and state net operating loss carryforwards. While the Company is undertaking a detailed assessment of the tax impacts of the Transaction as of the date of this Form 8-K/A, the Unaudited Pro Forma Financial Statements have been prepared under the assumption that, following the close of the Transaction, the Company will continue to generate net operating losses and reflect a full valuation allowance against its net deferred tax assets in its historical financial information.

2. Historical UltraMIST reclassification adjustments

A reclassification adjustment has been made to conform UltraMIST's financial statement presentation to that of Sanuwave's. Outbound freight costs of $52,000 and $184,000 for the six months ended June 30, 2020 and the for the year ended December 31, 2019, respectively, were presented in UltraMIST's statement of income in cost of goods sold and were adjusted to conform with Sanuwave's presentation of outbound freight costs in selling and marketing operating expenses.

3. Preliminary purchase price allocation

The total purchase consideration for the Transaction is $24,000,000, which consists of $18,890,000 of cash paid at closing, $4,000,000 related to a promissory note Sanuwave issued to Celularity (the “Seller Note”), and a previous payment of $1,110,000 pursuant to a letter of intent dated June 7, 2020 between Sanuwave and Celularity.

The following is an estimate of acquired assets of UltraMIST at June 30, 2020, reconciled to the estimated total purchase consideration:

Inventory	$1,859,965
Property and equipment, net	436,815
Intangible assets, net	14,443,425
Goodwill	7,259,795
Total consideration transferred	$24,000,000

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

This preliminary purchase price allocation has been used to prepare transaction accounting adjustments in the Unaudited Pro Forma Combined Balance Sheet and the Unaudited Pro Forma Combined Statements of Income. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The Company is still evaluating the income tax effects of the transaction.

The transaction accounting adjustments in the Unaudited Pro Forma Combined Balance Sheet represent the difference between the allocated cost of the identifiable net assets acquired and the historical cost of the net assets acquired. As the Abbreviated Financial Statements are prepared on an abbreviated basis, the Abbreviated Statement of Assets Acquired does not contain equity. Therefore, the historical UltraMIST information and the transaction accounting adjustments on the Unaudited Pro Forma Combined Balance Sheet are necessarily out of balance by offsetting amounts.

4. Transaction accounting adjustments

The transaction accounting adjustments are based on the Company’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the Unaudited Pro Forma Financial Statements:

(a) Purchase Consideration

Reflects the adjustments to record cash paid at closing of $18,890,000, the issuance of the Seller Note to Celularity in the principal amount of $4,000,000 and the derecognition of the $1,110,000 deposit pursuant to the letter of intent dated June 7, 2020. The cash payment is reflected as a reduction in cash, the issuance of the Seller Note is reflected as an increase in long-term borrowings and the derecognition of the deposit is reflected as a decrease in deposits in the Unaudited Pro Forma Combined Balance Sheet.

(b) Inventory

Reflects the adjustments to record inventories at their estimated fair value as of the date of the Transaction of $1,859,965 and to eliminate the historical carrying value of inventory of $2,011,127.

(c) Property and Equipment

Reflects the adjustments to record property and equipment at their estimated fair value as of the date of the Transaction of $436,815 and to eliminate the net book value of historical property and equipment of $495,184.

(d) Intangible Assets

Reflects the adjustments to record intangible assets at the estimated fair value of $14,443,425 . The estimated fair value of identifiable intangible assets includes $11,438,100 of customer relationships, $2,311,825 of patents and $693,500 of trade names. The estimated useful lives of patents and trade names are 19 years. The estimated useful life of customer relationships is 7 years.

The estimated fair value of the acquired customer relationships is based on a variation of the income valuation approach and is determined using the multi-period excess earnings method, which is a variation of the discounted cash flow method that quantifies value based on after-tax residual cash flows generated by the intangible asset. Key estimates and assumptions used in this model are projected revenues and expenses related to the asset and a risk-adjusted discount rate used to calculate the present value of the future expected cash inflows from the asset.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The estimated fair value of the acquired trade names and patents is based on a variation of the income valuation approach known as the relief from royalty method, which quantifies the incremental income or cost savings that accrue to the owner of an intangible asset due to the avoidance, or relief from, royalty payments to a third party for the license of the intangible asset if it were not owned. Key estimates and assumptions used in this model are the income stream on which the royalty will be calculated, an appropriate fair royalty rate for the license of the intangible asset and a risk-adjusted discount rate used to calculate the present value of the future expected royalty savings.

The fair value estimate for identified intangible assets is preliminary. The final fair value determination of the identified intangible assets may differ from this preliminary determination, and such differences could be material.

(e) Goodwill

Reflects the adjustments to goodwill arising from the Transaction of $7,259,795. Goodwill is calculated as the difference between the consideration transferred and the fair values assigned to the assets acquired. Goodwill will not be amortized and is not expected to be deductible for income tax purposes.

Total purchase consideration	$24,000,000
Less: Fair value of net assets acquired	(16,740,205)
Total goodwill	$7,259,795

(f) Leases

Reflects the adjustments to record the acquired UltraMIST operating leases, including the right-of-use assets of $248,576 in operating lease right-of-use assets, net, current portion of lease liabilities of $59,963 in current portion of lease liabilities, and non-current portion of lease liabilities of $188,613 in operating lease liabilities.

(g) Note and Warrant Purchase and Security Agreement

Reflects the adjustments to record the impact of the Note and Warrant Purchase and Security Agreement (the “NWPSA”) the Company entered into on August 6, 2020 in connection to the Transaction. The NWPSA provides for (i) the sale and purchase of secured notes (the “Notes”) in an aggregate original principal amount of $15,000,000 and (ii) the issuance of warrants equal to 2.0% of the fully-diluted common stock of the Company as of the issue date (the “NH Warrant”). The NH Warrant has an exercise price of $0.01 per share and a 10-year term, and accordingly, are included in pro-forma earnings per share.

The Company received net proceeds from issuing the Notes and NH Warrant of $13,346,547. The Company recorded a liability of $3,050,240 for the fair value of the NH Warrant in the Unaudited Pro Forma Combined Balance Sheet. It recorded a liability for the Notes payable of $10,296,307.

(h) Warrant Liability, Common Stock and Additional Paid-in Capital

Reflects the adjustments to record the impact of the Securities Purchase Agreement (the "Purchase Agreement"). Under the Purchase Agreement, and in connection to the Transaction, on August 6, 2020 the Company issued 123,550,000 shares of Common Stock and accompanying Class E Warrants to purchase up to an additional 123,550,000 shares of Common Stock (the "Warrants") to certain accredited investors for an aggregate purchase price of $0.20 per Private Placement Share and accompanying Warrant. It also issued warrants to a third-party placement agent to purchase up to 9,266,250 shares of Common Stock on the same terms as the Warrants. The Warrants have an exercise price of $0.25 per share and a three year term.

The Private Placement generated net proceeds of approximately $21,000,000. The Private Placement Shares have a par value of $0.001, resulting in an increase to Common Stock of $123,550. Because at the date of issuance the Company did not have a sufficient number of authorized shares to satisfy the Warrants in the event that they were exercised which could cause the net cash settlement of the Warrants, the Company recorded a liability of $7,306,165 for the fair value of the Warrants that were in excess of the available authorized shares in the Unaudited Pro Forma Combined Balance Sheet. The Company recorded the residual amount of $13,758,965 from the net proceeds to additional paid-in capital.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(i) Other Concurrent Transactions

Reflects the adjustments to record the impact of certain other transactions that occurred concurrently with the Transaction and that were necessary to consummate the financing arrangements needed to complete the Transaction (collectively, the “Other Concurrent Transactions”).

The Company entered into a letter agreement (the “HealthTronics Agreement”) with HealthTronics, Inc. (“HealthTronics”), pursuant to which the Company paid off all outstanding debt due and owed to HealthTronics. As consideration for the extinguishment of the debt due and owed to HealthTronics, (i) the Company paid to HealthTronics an amount in cash equal to $4,000,000, (ii) HealthTronics exercised all of its outstanding Class K Warrants to purchase 7,200,000 shares of Common Stock, (iii) the Company issued to HealthTronics a convertible promissory note in the principal amount of $1,372,743 (the “HealthTronics Note”), and (iv) the Company and HealthTronics entered into a Securities Purchase Agreement dated August 6, 2020 (the “HealthTronics Purchase Agreement) pursuant to which the Company issued to HealthTronics an aggregate of 8,275,235 shares of Common Stock and an accompanying warrant to purchase up to an additional 8,275,235 shares of Common Stock (the “HealthTronics Warrant”).

The Company terminated that certain line of credit agreement with A. Michael Stolarski, a member of the Company’s board of directors (the “Stolarski Line of Credit”). As consideration for the termination of the Stolarski Line of Credit, the Company issued to A. Michael Stolarski a convertible promissory note in the principal amount of $223,511 (the “Stolarski Note”).

The Company repaid $1,306,800 owed to LGH Investments, LLC pursuant to that certain promissory note issued by the Company to LGH Investments, (the “LGH Note”). As a result, all obligations of the Company under the LGH Note have been terminated.

The Company issued to George Johnson 1,000,000 shares of Common Stock pursuant to conversion of that certain Short Term Promissory Note issued by the Company to George Johnson dated December 13, 2019 in the principal amount of $110,000. The Company issued to Kerri Johnson 1,250,000 shares of Common Stock pursuant to conversion of that certain Short Term Promissory Note issued by the Company to Kerri Johnson dated December 13, 2019 in the principal amount of $100,000.

The Company repaid $150,863 owed on its Small Business Administration COVID-19 disaster loan (the “SBA Loan”).

The impact of the Other Concurrent Transactions to the Unaudited Pro Forma Combined Balance Sheet is summarized in the table below:

Other Concurrent Transactions
(Decrease) to Cash and cash equivalents	$(5,457,663)
Increase to Convertible promissory notes, related parties	666,763
(Decrease) to SBA Loans – Current	(142,514)
(Decrease) to Accrued interest, related parties	(2,229,713)
(Decrease) to Line of credit, related parties	(222,164)
(Decrease) to Short term notes payable	(210,000)
(Decrease) to Notes payable, related parties, net	(5,149,232)
(Decrease) to SBA Loans - Noncurrent	(8,349)
Increase to Common stock	17,725
Increase to Additional paid-in capital	2,483,322
(Decrease) to Accumulated deficit	(663,501)

(j) Transaction Costs

Reflects the adjustments to record an additional $995,353 of Sanuwave transaction costs related to the Transaction that were not previously recorded in the historical financial statements as of June 30, 2020. All of these costs were paid at closing. These costs are recorded as a reduction to retained earnings in the Unaudited Pro Forma Combined Balance Sheet. Additionally, since there is no continuing impact, these costs are not included in the Unaudited Pro Forma Combined Statements of Income.

(k) Interest Expense

Reflects the adjustments to record the recognition of new interest expense and the recognition of amortization expense associated with new debt issuance costs related to the Notes and Seller Note.

	Six Months ended June 30, 2020	Year ended December 31, 2019
Interest expense on the Notes (1)	$928,958	$1,857,917
Interest expense on the Seller Note	-	480,000
Interest expense on the HealthTronics Note	-	164,729
Interest expense on the Stolarski Note	-	26,821
Amortization of new debt issuance costs related to the Notes	160,012	320,023
Accretion to face value of the Notes	295,185	590,369
Financing adjustment to interest expense	$1,384,155	$3,439,859

(1)
The contractual interest rate for the Notes is defined as (A) the greater of the Prime Rate in effect as of each payment date (i.e. the last day of each quarter), and (y) three percent (3.00%) per annum, plus (B) nine percent (9.00%). The interest expense adjustments included in the Unaudited Pro Forma Combined Statements of Income reflect additional interest expense calculated using the Prime Rate on the date the Transaction was consummated (3.5%), resulting in a 12.5% interest rate.

A 0.125% change in the interest rates used to calculate the interest expense adjustment would have resulted in a $9,479 and $18,958 change to the adjustment in Unaudited Pro Forma Combined Statement of Income for the six months ended June 30, 2020 and the year ended December 31, 2019 respectively.

(l) Depreciation Expense

Reflects the adjustments to record depreciation expense based on the straight-line method of $6,271 and $12,542 for the six months ended June 30, 2020 and for the year ended December 31, 2019, respectively. The depreciation expense reduction is related to the reduction of carrying value to the fair value of the acquired property and equipment with an estimated weighted-average useful life of 4.7 years.

(m) Amortization Expense

Reflects the adjustments to record amortization expense based on the straight-line method of $896,095 and $1,792,189 for the six months ended June 30, 2020 and for the year ended December 31, 2019, respectively. The amortization expense is related to the fair value of the acquired intangible assets. The estimated useful lives of patents and trade names are 19 years. The estimated useful life of customer relationships is 7 years.

(n) License Fee

Reflects the adjustments to record the quarterly license fee paid to Celularity pursuant to the License Agreement of $892,658 and $1,785,317 for the six months ended June 30, 2020 and for the year ended December 31, 2019.

(o) Earnings Per Share

The unaudited pro forma combined basic and diluted earnings per share calculations are based on the unaudited pro forma combined net income of the combined company and the weighted average outstanding shares of Sanuwave for the six months ended June 30, 2020 and for the year ended December 31, 2019. The changes to basic and diluted earnings per share and diluted weighted average shares outstanding reflect the pro forma adjustments shown in the tables below. As the combined company is in a net loss position, any adjustment for potentially dilutive securities would be anti-dilutive, and as such basic and diluted earnings per share are the same.

	Pro Forma Six Months ended June 30, 2020	Pro Forma Year ended December 31, 2019
Net Loss	$(9,541,039)	$(15,222,591)
Earnings per share:
Basic and Diluted	$(0.02)	$(0.04)
Weighted average shares outstanding:
Basic and Diluted	434,498,030	340,229,266

The calculation of pro forma basic and diluted weighted average shares is as follows:

	Pro Forma Six Months ended June 30, 2020	Pro Forma Year ended December 31, 2019
Basic and diluted weighted average shares:
Sanuwave historical weighted average shares outstanding	297,856,870	203,588,106
NH Warrants – Note 4(g)	13,091,160	13,091,160
Shares issued in connection with the Securities Purchase Agreement - Note 4(h)	123,550,000	123,550,000
Pro forma weighted average shares	434,498,030	340,229,266